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                                                                   EXHIBIT 10.31


                               AMENDMENT NO. 1 TO

      ACCOUNT CONTROL AGREEMENT BETWEEN CITIBANK, N.A. ("CITIBANK"), ALLIED
       WORLD ASSURANCE COMPANY LTD ("ALLIED WORLD") AND MELLON BANK, N.A.
          ("MELLON") DATED 19 SEPTEMBER 2002 (THE "CONTROL AGREEMENT")

Dated upon the date that the last signature is affixed and dated hereto.

In consideration of the agreements made in this Amendment Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound, Citibank, Allied World and Mellon (collectively, the "Parties") hereby agree as follows:

1.    The second and fourth bullet points and the wording following them in
      Section 3 shall be deleted and the remaining two bullet points shall be re-designated as Subsections 3.01 and 3.02 respectively.

2.    A new Subsection 3.03 shall be inserted as follows:

      "Pledgor shall not direct Bank to release any of the financial assets in the Account or to close the Account and Bank agrees that it will not release any of the financial assets in the Account or close the Account without Secured Party's consent. For this purpose the term "release" shall be broadly construed to include release for any purpose, including (without limitation) release for settlement of a sale, release for the purposes of substituting new financial assets, release "free" without consideration and any other manner of leaving the Account. Secured Party will consent to the release of the financial assets provided that with respect to such financial assets, the following procedure is adhered to:

      (a) Pledgor will determine (the "Determination") that the financial assets remaining in the Account will be equal to or exceed the aggregate value determined by Secured Party from time to time (the "Required Account Value") and to determine this shall diligently and in good faith:

            (i) determine that the financial asset is eligible as collateral as specified in Exhibit A hereto; and

            (ii) use the mark-to-market value provided by pricing services used by Bank in connection with the valuation of financial assets under similar account control arrangements or for Bank's trust accounts, in each instance after applying the discount specified in Exhibit A hereto; provided that in determining if the remaining financial assets are sufficient Pledgor shall use the mark-to-market values of the financial assets reported by such services not more than the Business Day (as hereinafter defined) prior to the withdrawal or distribution of any financial asset. Any financial asset that cannot be valued as provided herein and any financial asset subject to Bank's lien specified in Section 4 shall have no value in determining if the financial assets to remain in the Account are sufficient for the purposes of meeting the Required Account Value.

      (b) If following the Determination, Pledgor has come to the reasonable conclusion that by requesting a financial asset to be released, the financial assets remaining in the account will be equal to or in excess of the Required Account Value (a "Positive Determination"), Pledgor will fax:

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            (i)   the instruction relating to the financial assets that it
                  wishes to be released (the "Instruction"); and

            (ii) the value of the financial assets that are currently in the Account (in the form of a portfolio valuation statement compiled by Bank and in a form reasonably acceptable to Secured Party) and the value of the financial asset that it wishes to be released (both as calculated in accordance with the methodology in Subsection 3.03(a)), to Secured Party for the attention of its Collateral Monitoring Unit on +44 207 500 2345 (or such other number as Secured Party may notify Pledgor of from time to time) so that it is received by Secured Party (unless Secured Party agrees otherwise) at least three Business Days (excluding the day upon which it is received and the day upon which such instruction is intended to take effect) before the day upon which such instruction is intended to take effect;

      (c) Secured Party will then promptly consider the Positive Determination and if it agrees with it, will approve the Instruction (by the affixing of the signatures of two of the persons who appear in Exhibit B hereto (each being an "Authorised Signatory") as amended and advised in writing to Pledgor by Secured Party from time to time) and will return it by fax to Pledgor on 001 441 296 3428 (or such other number as Pledgor may notify Secured Party of from time to time) within 48 hours of receipt. Once signed in this manner by Secured Party, the Instruction becomes an "Endorsed Instruction".

      (d) Pledgor will then fax the Endorsed Instruction to Bank for processing on 001 412 234 8725 (or such other number as Bank may notify Pledgor of from time to time).

      (e) Secured Party and Bank shall have no responsibility for any loss or liability of any nature (direct or indirect) suffered by the Pledgor as a result of any failure to transmit funds or to sell, purchase, or otherwise dispose of commodities or securities (or any delay in transmitting funds or selling, purchasing, or otherwise disposing of commodities or securities) or because the approval given by Secured Party in this Section 3 is either delivered late or not forthcoming, unless Secured Party or Bank (as the case may be) was negligent or acted in bad faith.

      (f) In this Section a "Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in the Republic of Ireland.

      (g) Should there be any difficulties with fax transmissions between any of the Parties, the relevant Parties will attempt to effect delivery using another method as agreed between them."

3.    A new Subsection 3.04 shall be inserted as follows:

      "Pledgor and Bank shall be entitled to rely:

      (a) (subject to Subsection 3.04(b)) upon an Endorsed Instruction which it believes in good faith to have been signed by any two of the Authorised Signatories; and

      (b) until notified by Secured Party to the contrary, upon the continued authority of any Authorised Signatory to endorse an Instruction."

4. The Schedule to this Amendment Agreement shall be inserted after Exhibit A of the Control Agreement as Exhibit B to the Control Agreement.

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5.    Except as expressly amended hereby, the Control Agreement shall continue in full force and effect.

6. Sections 7, 8, 9, 10, 11, 12, 13, 14 and 16 of the Control Agreement shall apply to this Amendment Agreement mutatis mutandis.

7. This Amendment Agreement may be executed in any number of counterparts and different parties hereto in separate counterparts (whether original or facsimile counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by its officer thereunto duly authorised as of the date upon which the last signature is affixed and dated.

CITIBANK, N.A.

By: /s/ R. Arch
    ---------------------
Name: R. ARCH

Title: V.P.

Date: 31 March 04

ALLIED WORLD ASSURANCE COMPANY LTD

By: /s/ Joan H. Dillard
    ---------------------

Name: Joan H. Dillard

Title: CHIEF ACCOUNTING OFFICER

Date: 3/18/04

MELLON BANK, N.A.

By: /s/ Thomas S. Spagnol
    ---------------------
Name: THOMAS S. SPAGNOL

Title: VICE PRESIDENT

Date:

MELLON BANK, N.A.